UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 30, 2019
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value	OSTK	NASDAQ Global Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On April 30, 2019, the Board of Directors of Medici Land Governance, Inc. (“MLG”), an indirect majority-owned subsidiary of Overstock.com, Inc. (“Overstock”), adopted the Medici Land Governance, Inc. 2019 Stock Option Plan (the “Plan”). Overstock indirectly owns approximately 57% of the outstanding common stock of MLG. Overstock owns its interest in MLG through Overstock’s wholly-owned subsidiary Medici Ventures, Inc.

The Plan provides for the grant of options to purchase MLG common stock to MLG current employees, future employees and directors, subject to approval by the MLG board of directors. Certain officers and directors of Overstock are eligible to participate in the Plan, including Patrick M. Byrne, Overstock's founder and Chief Executive Officer, and Robert Hughes, Overstock’s former Senior Vice President, Finance and Risk Management, and current President of MLG.

The Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the text of the Plan.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is furnished with this report:

10.1	Medici Land Governance, Inc. 2019 Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	May 6, 2019